Crossmann Communities, Inc.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held May 26, 1999



To  our  Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of CROSSMANN COMMUNITIES, INC. ("Crossmann" or the "Company") which will be held at the Marriott North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana, at 9:00 a.m. on Wednesday, May 26, 1999 for the following purposes:






1.  To elect two directors;
2.  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1999;
3.  To authorize additional common shares to be available for issuance in connection with the
    Employee Stock Option Plan of the Company; and
4.  To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
    ------------------------------------------------------------------------------------------




     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determining those shareholders entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

     Representation of at least a majority of all outstanding Common Shares of Crossmann Communities, Inc. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.



                                   Very  truly  yours,


                                   /s/  John  B.  Scheumann
                                   John  B.  Scheumann
                                   Chairman  of  the  Board  of  Directors
                                   and  Chief  Executive  Officer


                         CROSSMANN COMMUNITIES, INC.
                          9210 North Meridian Street
                         Indianapolis, Indiana 46260


                               PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CROSSMANN COMMUNITIES, INC. ("Crossmann" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders, which will be held at 9:00 a.m. on May 26, 1999 at the Marriott North Hotel, 3645 River Crossing, Parkway, Indianapolis, Indiana, 46240 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the proxy card were first mailed to shareholders on or about April 22, 1999.

    Shareholders Should Read the Entire Proxy Statement Carefully Prior to
                           Returning Their Proxies

                        VOTING RIGHTS AND SOLICITATION

     The close of business on March 31, 1999 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, Crossmann had 11,543,772 common shares without par value, (the "Common Shares"), issued and outstanding. All of the holders of the Company's Common Shares outstanding on the record date are entitled to vote at the Annual Meeting, and shareholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

     Common Shares represented by proxies in the accompanying form which are properly executed and returned to Crossmann will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instructions
contained  therein.    In  the  absence  of  contrary  instructions,  shares
represented  by such proxies will be voted FOR the election of  the  directors
as  described  herein  under  "Proposal  1--Election  of  Directors;"    FOR
ratification of the appointment of auditors as described herein under "Proposal 2--Ratification of Appointment of Auditors;" and FOR approval of an increase in the number of common shares authorized for issuance under the Company's Employee Stock Option Plan as described herein under "Proposal 3--Proposal to Increase the Number of Shares Authorized for Issuance under the Employee Stock Option Plan." Management does not know of any matters to be presented at this Annual Meeting other that those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgement. Any shareholder has the right to revoke his or her proxy at any time before it is voted. Abstentions and broker non-votes are not counted as negative votes for purposes of determining whether a proposal has been approved.

     The solicitation of proxies is being made by Crossmann, and the entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Crossmann employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Shares, and such persons may be reimbursed for their expenses.








       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.


     The following table sets forth information regarding the beneficial ownership of the Company's Common Shares as of March 23, 1999 by (i) each person or entity who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Shares of the Company, (ii) each director,
(iii) each officer listed in the Summary Compensation Table on page 6 of this Proxy Statement and (iv) all directors and officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.






                                                                             PERCENT OF
                                                                             -----------
                                                         NUMBER OF SHARES    COMMON
                                                                             -----------
NAME (1)                                                 BENEFICIALLY OWNED  SHARES (2)
-------------------------------------------------------  ------------------  -----------
John B. Scheumann, Chairman, CEO, Director                        2,100,000        18.06
-------------------------------------------------------  ------------------  -----------
Richard H. Crosser, President, COO, Director (3)                  1,658,517        14.37
-------------------------------------------------------  ------------------  -----------
Steve M. Dunn, Executive Vice President of Operations               136,500         1.18
-------------------------------------------------------  ------------------  -----------
Jennifer A. Holihen, Executive Vice President and CFO,
-------------------------------------------------------
Secretary, Treasurer                                                 15,000            *
-------------------------------------------------------  ------------------  -----------
James C. Shook, Director                                             13,500            *
-------------------------------------------------------  ------------------  -----------
Larry S. Wechter, Director                                           11,250            *
-------------------------------------------------------  ------------------  -----------

FMR Corporation                                                   1,182,100        10.25
-------------------------------------------------------  ------------------  -----------

All directors and executive officers
-------------------------------------------------------
as a group (15 persons)                                           4,034,267        34.95
-------------------------------------------------------  ------------------  -----------


*  Denotes  less  than  1%

(1)    The address of each beneficial owner is 9210 North Meridian Street, Indianapolis,
Indiana, 46260, except FMR Corp. , which is 82 Devonshire Street, Boston, Massachusetts,
02109.
(2)    There  were  11,543,772  shares  issued  and  outstanding  at  March  23,  1999.
(3)    All  of  the  1,658,517 shares owned beneficially by Mr. Crosser are owned by the
Richard  H.  Crosser  Living  Trust,  a  revocable  trust  established by Mr. Crosser on
February  25,  1992.    The  beneficiaries of the trust are Mr. Crosser's children.  Mr.
Crosser  is  the  trustee  of  the  trust.
(4)    One  thousand,  eight hundred of the shares owned beneficially by Mr. Wechter are owned  by  the  Penn Meridian Foundation, a trust established by Mr. Wechter on December
11,  1995.    Mr.  Wechter  and  his  wife, Janis Wechter, are co-trustees of the trust.




                                  PROPOSAL 1

                            ELECTION OF DIRECTORS

     The members of the Board of Directors of Crossmann Communities, Inc. are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the class of Directors to be elected at this annual meeting is set forth below. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominee named below. If the nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware that the nominee is unable or will decline to serve as a director.


NOMINEES  TO  THE  BOARD  OF  DIRECTORS



                                                           Director Since  Class and Year Term will Expire
                                                           --------------  -------------------------------
Name               Principal Occupation                                                                     Age
-----------------  --------------------------------------                                                   ---
John B. Scheumann  Chairman of the Board of Directors and
                   Chief Executive Officer, Crossmann                1992  Class III 2002                    50
                   Communities, Inc.
Larry S. Wechter   Managing Director, Monument                       1994  Class III 2002                    43
                   Advisors


     John B. Scheumann has been the Company's Chairman of the Board of Directors and its Chief Executive Officer since 1992 and has served as a senior executive officer since joining the Company in 1977. Before joining the Company, Mr. Scheumann was employed by National Homes Construction Corp. for three years in a variety of capacities, last serving as Division Controller for Multi-Family Construction.

     Larry S. Wechter is Managing Director of Monument Advisors, a merchant bank based in Indianapolis, which Mr. Wechter founded in 1997. He is also a member of Eagle Investments I, LLC, a private investment company. Before founding Monument Advisors, Mr. Wechter served as President and director of ADESA Corporation, which owns and operates auto auctions throughout the United States and Canada. ADESA Corporation was once publicly held; today it is a wholly owned subsidiary of Minnesota Power & Light (NYSE: MPL), a diversified utility based in Duluth, Minnesota. Mr. Wechter serves on the boards of directors of J.D. Byrider and re:Member Data Services, Inc; he was elected to Crossmann's Board of Directors in May, 1994.


DIRECTORS  NOT  STANDING  FOR  ELECTION


     The  members  of  the Board of Directors who are not standing for election at this year's
Annual  Meeting  are  set  forth  below.



Name                 Occupation                                Director  Class and Year
-------------------  ----------------------------------------
                                                               Since     Term will Expire  Age
                                                               --------  ----------------  ---
Jennifer A. Holihen  Executive Vice President and Chief
                     Financial Officer, Treasurer, Secretary,      1993  Class I 2000       40
                     Crossmann Communities, Inc.
Richard H. Crosser   President and Chief Operating Officer,
                     Crossmann Communities, Inc.                   1992  Class III 2001     60
James C. Shook       President, The Shook Agency                   1994  Class III 2001     67



     Jennifer A. Holihen has served as a director of the Company since September 1993. Ms. Holihen is Executive Vice President and Chief Financial Officer, Secretary and Treasurer of Crossmann and has been employed by the Company since 1983 as its principal financial and accounting officer. Ms.
Holihen is a Certified Public Accountant and holds an MBA in Accounting and Management Information Systems from Indiana University. She is a member of the Indiana Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

     Richard H. Crosser has been the Company's President and Chief Operating Officer and has served on its Board of Directors since 1992. He has been a senior executive officer since joining the Company in 1974. Prior to 1974, Mr. Crosser was employed by National Homes Construction Corp. for 15 years in a variety of capacities, last serving as a regional manager of the company.

     James C. Shook was elected to Crossmann's Board of Directors by the Board of Directors in March 1994. Mr. Shook is President of The Shook Agency, Inc., a real estate brokerage firm in Lafayette, Indiana specializing in commercial and industrial sales and leasing. Mr. Shook's other corporate affiliations include directorships of NBD Indiana, Inc., Indiana Energy Inc. (Indiana Gas Company), and Lafayette Life Insurance Company. Community service includes past and present directorships of The Indiana Chamber of Commerce, The Greater Lafayette Chamber of Commerce, Great Lafayette Progress, Inc., United Way, Lafayette Home Hospital, The Purdue Foundation, Dean's Advisory Committee, Krannert School of Management at Purdue University, Greater Lafayette Museum of Art, YWCA Foundation, and the Greater Lafayette Community Foundation.



THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT JOHN B. SCHEUMANN AND LARRY WECHTER AS DIRECTORS OF THE COMPANY.





                                  PROPOSAL 2

                   RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Deloitte & Touche LLP served as auditors for the Company for the fiscal years ended December 31, 1995, 1996, 1997 and 1998. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the appointment of Deloitte & Touche LLP by the Board of Directors as independent auditors to audit the accounts and records of the Company for the fiscal year ending December 31, 1999 and to perform other appropriate services. In the event that shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Board of Directors would reconsider such appointment.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives desire to do so.

THE  BOARD  OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF
THE  APPOINTMENT  OF  DELOITTE  &  TOUCHE  LLP  AS  AUDITORS  FOR    1999.






                                  PROPOSAL 3

         PROPOSAL TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED
              FOR ISSUANCE UNDER THE EMPLOYEE STOCK OPTION PLAN


     On December 4, 1998, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to the Company's Employee Stock Option Plan (the "Employee Option Plan") increasing the number of Common Shares (the "Shares") authorized for issuance under the Employee Option Plan from 900,000 to 1,200,000. As of March 23, 1999, options to purchase 667,662 Common Shares have been granted under the Employee Option Plan. The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. For that reason, the Board of Directors recommends reserving an additional 300,000 Common Shares for issuance under the Employee Option Plan. As the grant of awards under the Employee Option Plan is within the discretion of the Compensation Committee, the benefits which would have been received by the executive officers during 1998 had the Proposed Amendment then been in effect are not determinable.

SUMMARY  OF  EMPLOYEE  OPTION  PLAN

     The following summary of the Employee Option Plan is qualified in its entirety by the full text of the Employee Option Plan, a copy of which may be obtained by shareholders of the Company upon request directed to the Company's Secretary at 9210 North Meridian Street, Indianapolis, Indiana 46260.

     The Employee Option Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. Any Shares subject to an option that has been canceled or terminated without having been exercised are again available for awards under the Employee Option Plan. Key employees of the Company or its subsidiaries are eligible to participate in the Employee Option Plan subject to the Committee's discretion to determine which of them will actually receive awards. Currently, all employees of the Company and its subsidiaries are eligible to be designated as key employees.

     Stock options may be granted under the Employee Option Plan at the discretion of the Committee. The Committee determines the price to be paid for Shares purchased pursuant to the exercise of each option; however, the Employee Option Plan provides that the option price may not be less that 100% of the fair market value of the Shares on the date the option is granted.


     The Committee has the discretion to determine the vesting period of options granted to any employee. With certain limited exceptions, options may be exercised only by participants who have been employees of the Company or one of its subsidiaries continually since the date of grant. The Employee Option Plan states that the term of each option may not exceed 10 years from the date of grant.

     The Employee Option Plan provides that the Board of Directors may amend, suspend or terminate the operation of the Employee Option Plan at any time with respect to any Shares for which Awards have not been granted; provided; however, that without approval of the holders of a majority of the Company's issued and outstanding Shares, the Board may not make the following changes in the Employee Option Plan: (a) increase the maximum number of Shares for which Awards may be granted under the Employee Option Plan (other than to reflect a recapitalization or merger, as provided for in the Employee Option Plan); (b) change the designation of the employees or class of employees eligible to receive awards under the Employee Option Plan; (c) make any other change that would disqualify the Employee Option Plan for purposes of the exemption provided by Rule 16b-3(d)(3) of the Commission; (d) reduce to option price below the fair market value of the Shares on the date the option is granted; or (e) extend the termination date of the Employee Option Plan. No such amendment, suspension or termination may alter or impair outstanding Awards without consent of the participants affected thereby.

     The Employee Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not subject to the qualification requirements of Code Section 401(a). The closing price of the Company's Common Shares on March 23, 1999, was $21.25. The Employee Option Plan will terminate on August 31, 2002, or at an earlier date determined by the Board of Directors. The termination of the Employee Option Plan permits the Committee to grant options which qualify as Incentive Stock Options or which constitute Nonqualified Stock Options.

     The following discussion summarizes the federal income tax consequences of the issuance and exercise of stock options under the Employee Option Plan, based on current provisions of the Code. The Employee Option Plan permits the Committee to grant options which qualify as Incentive Stock Options or which constitute Nonqualified Stock Options.

     Incentive  Stock  Options.   Except for alternative minimum tax purposes,
the exercise of an incentive stock option will have no federal income tax consequences to the Company or the optionee, provided the option is exercised by an optionee who was an employee of the Company or any of its subsidiaries on the date the option was granted and who remained in the employ of the Company or its subsidiary until (a) the date of exercise; (b) a date within one year of the date of exercise if the optionee's employment is terminated due to permanent and total disability (within the meaning of Code Section 22(e)(3)); or (c) a date within three months of the date of exercise if the optionee to exercise options. At the time of exercise, the option will be treated as a non-qualified stock option for purposed of computing the optionee's alternative minimum tax.

     An optionee generally will recognize capital gain or loss upon the sale of Shares that he or she acquired in exercising an incentive stock option, provided the Shares are sold at least two years after the date of grant of that option and at least one year after the optionee receives the Shares and the optionee is not a dealer in securities. Any such capital gain may increase the amount of capital loss, if any, deductible by the optionee in the year of that gain under Code Section 1211.

     An optionee generally will recognize ordinary income upon the sale of Shares he or she acquires in exercising an incentive stock option if the sale is made within two years of the date the option was granted or within one year of the date the Shares were transferred to the optionee. The amount of ordinary income recognized will equal the lesser of (a) the excess of the fair market value of the Shares acquired on the date of exercise over the option price, and (b) the gain realized upon disposition of the Shares. Officers and directors subject to Section 16(b) of the Exchange Act may have different tax consequences in connection with the exercise of options and the sale of Shares acquired thereby. If appropriate withholdings are made and certain other conditions are met, the Company will be entitled to an income tax deduction in the amount of the ordinary income recognized by the optionee. If the excess of the fair market value of the Shares over the option price is the basis for determining the amount of ordinary income recognized by the optionee, any subsequent, additional gain recognized by the optionee on the disposition of the Shares generally will be capital gain if the optionee is not a dealer in securities.

     Nonqualified Stock Options. The grant of the nonqualified stock option generally will have no federal income tax consequences to the Company or the optionee. However, upon exercising a nonqualified stock option, an optionee (with the exception, under certain circumstances, of an optionee which is an officer, director or beneficial owner for more than 10% of the Company's outstanding Common Shares (collectively, "Insiders")) is deemed to have received ordinary income in an amount equal to the excess of the fair market value of the Shares acquired on the date of exercise over the option price, and, if appropriate withholdings are made an other conditions are met, that
amount  is  deductible  by  the  Company.    As  indicated,  under  certain
circumstances, an optionee who is an Insider may be subject to the restrictions on transfer of Shares imposed by Section 16(b) of the Exchange Act. In that case, optionees who are Insiders will be deemed to have received ordinary income in an amount equal to the excess of the fair market value of the acquired Shares on the date the Section 16(b) restrictions lapse over the option price.

     The optionee's basis in the Shares acquired in exercising a nonqualified stock option is equal to the fair market value of the Shares at the date used to determine the amount to be included in the optionee's income as ordinary income. Upon the disposition of Shares acquired in exercising a nonqualified stock option, the optionee generally will recognize capital gain or capital loss, as the case may be, to the extent of the difference between the optionee's basis in the Shares and the sale price, provided the optionee is not a dealer in securities.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL IN INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE EMPLOYEE STOCK OPTION PLAN.
                         BOARD OF DIRECTORS MEETINGS

     The  Board  of  Directors  of  the  Company held a total of four meetings
during  1998.    All  meetings  were  attended  by  all  of  the  Directors.

     In March 1994 the Board designated an Audit Committee and a Compensation Committee of the Board of Directors, the functions of which are described below.

     The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the non-audit services performed by the Company's auditors and reviewing all potential conflicts of interest. This Committee, currently consisting of John B. Scheumann, Larry S. Wechter
and  James  C.  Shook,  held    one  meeting  during  1998.

     The Compensation Committee was formed and currently consists of James C. Shook and Larry S. Wechter, non-employee members of the Board of Directors. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers of the Company and for administering the Employee Option Plan. The Compensation Committee held two meetings during 1998.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     Salaries, bonuses and option grants for all employees were recommended by Messrs. Scheumann and Crosser and Ms. Holihen, and approved by the Compensation Committee. Messrs. Scheumann and Crosser, and Ms. Holihen do not participate in setting their personal salaries, bonuses or option grants.

DIRECTOR  COMPENSATION

     In 1998, non-employee members of the Board of Directors were each paid an annual retainer fee of $12,000 and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at Board meetings. During 1998, James C. Shook and Larry S. Wechter each received fees of $12,000. At the end of 1998, the Board of Directors authorized a change to this compensation, whereby non-employee directors shall receive $12,000 per year in the Company's Common Shares. Shares shall be issued annually on the date of Crossmann's Annual Meeting of Shareholders.

     Under the Company's Outside Director Stock Option Plan, (the "Outside Director Plan") each non-employee Director is entitled to receive the grant of an option to purchase 1,500 Common Shares on their initial election and each re-election to the Board of Directors, or more frequently as determined by the employee Directors of the Company. The total number of Common Shares with respect to which option may be granted under the Outside Director Plan may not exceed 37,500 Common Shares. The Outside Director Plan is administered by the Board members who are employees of the Company. Options granted under the Outside Director Plan constitute non-qualified stock options for income tax purposes. Messrs. Wechter and Shook each were granted options to purchase 1,000 Common Shares on March 5, 1998.




                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest-paid executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1998, 1997, and 1996, respectively.



                                     SUMMARY COMPENSATION TABLE

                                       Annual  Compensation                   Long Term Compensation



                                                         Other                      All Other
                                                         -------------              ----------------
                                     Salary    Bonus     Compensation   Options(2)  Compensation (1)
                                     --------  --------  -------------  ----------  ----------------
Name and Principal Position    Year       ($)       ($)            ($)                           ($)
-----------------------------  ----  --------  --------  -------------              ----------------
John B. Scheumann, Chairman    1998   185,000   275,000          2,250  None                  14,249
and Chief Executive Officer    1997   175,000   265,000            619                        20,500
                               1996   166,000   249,000            508                        18,715
Richard H. Crosser, President  1998   185,000   275,000          1,376  None                  14,249
and Chief Operating Officer    1997   175,000   265,000          1,370                        20,500
                               1996   166,000   249,000          1,171                        18,715
Steve M. Dunn, Executive Vice  1998   120,000   100,000          1,035         -0-            12,938
President of Operations        1997   100,320    75,000            592         -0-            20,500
                               1996   100,320    60,000            614         -0-            18,715
Jennifer A. Holihen, Chief     1998    80,000   110,000          4,119       4,000            14,249
Financial Officer, Treasurer,  1997    75,000   100,000          3,678       7,500            20,500
Secretary                      1996    70,000    87,500          2,247       7,500            18,715

(1)    Represents  contributions  by  the  Company  to  the  named individual's profit sharing plan.


OPTION  PLAN  BENEFITS

     The following table sets forth the benefits allocated under the Outside Director Plan and the Employee Option Plan (collectively, the "Plans") for the fiscal year ended December 31, 1998 to each of the named executive officers; all current executive officers as a group; all current directors who are not executive officers as group; and all employees, including all current officers who are not executive officers, as a group. The amount of such benefits are not necessarily indicative of the amounts that will be granted in the future. The closing sale price of a Common Share at the close of business on March 23, 1999 was $21.25.





                                                     EMPLOYEE         OUTSIDE DIRECTOR
                                                     OPTION PLAN      OPTION PLAN
NAME                                                 NUMBER OF UNITS  NUMBER OF UNITS

John B. Scheumann                                                -0-               -0-
Richard H. Crosser                                               -0-               -0-
Steve M. Dunn                                                    -0-               -0-
Jennifer A. Holihen                                            4,000               -0-


All Other Executive Officers  as a Group                         -0-               -0-



All Directors who are not Executive Officers                                     2,000

All non-Executive Officers and Employees as a Group          200,250



The following table contains information concerning the grant of stock options under the Company's Employee Option Plan to the named executive officers and groups indicated. The table also lists potential realizable values of such options on the basis of assumed annual compounded appreciation rates of 5% and 10% over the life of the options, which are set at a maximum of 10 years.





                                 % OF TOTAL
                                 OPTIONS                            POTENTIAL REALIZABLE VALUE
                                 GRANTED TO  EXERCISE               AT ASSUMED ANNUAL RATES
                     OPTIONS     EMPLOYEES   PRICE      EXPIRATION  OF PRICE APPRECIATION OVER
NAME                 GRANTED(#)  IN 1998     ($/SHARE)  DATE                           10 YEARS
-------------------  ----------  ----------  ---------  ----------
                                                                                          5%($)    10%($)
                                                                    ---------------------------  --------
John B. Scheumann           -0-         -0-        -0-         -0-                          -0-       -0-
Richard H. Crosser          -0-         -0-        -0-         -0-                          -0-       -0-
Steve M. Dunn               -0-         -0-        -0-         -0-                          -0-       -0-
Jennifer A. Holihen       4,000           2      25.00      3/5/08                      162,889   259,374




     The following table provides information with respect to the named executive officers and groups indicated concerning the unexercised options held as of the end of the last fiscal year.



                           AGGREGATED OPTION VALUES AT DECEMBER 31, 1998



                                                                           VALUE OF UNEXERCISED
                                                                           -------------------------
                                      VALUE                                OPTIONS AT YEAREND:
                                      ----------------                     -------------------------
                                      REALIZED:         NUMBER OF OPTIONS  MARKET PRICE OF $27.625
                                      ----------------  -----------------  -------------------------
                     SHARES ACQUIRED  MARKET PRICE OF   UNEXERCISED AT     - EXERCISE PRICE RANGING
                     ---------------  ----------------  -----------------  -------------------------
NAME                 ON EXERCISE      $         27.625  DECEMBER 31, 1998  FROM$5.17 TO $25.00
-------------------  ---------------  ----------------  -----------------  -------------------------
Jennifer A. Holihen            4,000  $        110,500             63,700  $               1,211,263
-------------------  ---------------  ----------------  -----------------  -------------------------



COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

         General. The Company has undertaken to formulate a competitive compensation policy for executive officers that will attract, motivate and retain qualified and productive personnel, reward superior performance, and provide long-term incentives based on that performance. The Company also has attempted to develop a compensation policy that will serve to align the interests of the Company, its executive officers, and its shareholders. The primary components of executive compensation consist of base salaries, a performance-based cash bonus plan, and stock options.

     Base salaries. Management has traditionally held that it is in the Company's best interest to keep base salaries of employees at all levels as low as possible, due to uncertainties inherent in the homebuilding business that affect the amount and timing of income: weather, interest rates and other credit issues, the availability of developed lots, labor supply, etc. This policy ensures a low break-even point and conserves cash. Management also believes that its compensation system is consistent with hiring young professionals and developing them as managers in the Company.

          Bonuses.   In light of relatively low base salaries, it is the
Company's policy to pay a substantial portion of the compensation an officer has the opportunity to earn as a year-end bonus, provided that certain predetermined corporate goals and individual performance objectives are achieved. By weighing bonus compensation heavily, management believes it has an effective tool for enhancing Company performance, while protecting the Company from high fixed costs. Bonuses are computed only when actual earnings performance for the entire year is known.

      The Company's executive officers  earn substantial bonuses if overall
corporate  earnings  objectives  are  achieved  and  if    they  accomplish
predetermined strategic objectives. In 1998, Crossmann achieved or exceeded its earnings objectives in every quarter and achieved its strategic objective of expanding into new markets. Year-end bonuses for 1998 were paid in accordance with the guidelines set by the Compensation Committee.

          Stock Options.The Compensation Committee authorized incentive options to key employees on March 5, 1998 at a grant price of $25.00 per share.

          1999 Compensation Policy. In 1998, the Compensation Committee expressed concern that management's traditional policy of low base salaries and performance-based bonuses may not achieve the Company's goal of offering competitive compensation packages to senior management and other key employees. The Compensation Committee reviewed salary surveys provided by Deloitte & Touche LLP and examined recent proxy statements of other homebuilders and found Crossmann's compensation generally lower by a substantial margin, while the Company's profitability, returns on equity and assets, and growth are generally higher. The Compensation Committee recommends a review of current practices during 1999.

          Crossmann's management has substantial personal investment in the Company's stock; therefore, the Committee believes that interests of senior management are consistent with that of the Company's stockholders. The Committee believes that long-term share value will be enhanced by continued strong financial performance. The Committee has set the following goals for management in 1999:

        -     To ensure the Company achieve its higher earnings targets;

- To support operating managers in producing acceptable volume levels and margins, particularly monitoring new markets where performance is unproven; and

     - To identify one or more new markets that will provide increase earnings in 2000.


Submitted by the Compensation Committee                    James C. Shook

                                                          Larry S. Wechter

PERFORMANCE  GRAPH

          The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of Standard & Poor's 500 Stock Index and the peer group indicated below during the period from October 19, 1993 (the effective date of the Company's initial public offering) through December 31, 1998.







Measurement Period     Crossmann Communities, Inc.  Homebuilding 500  S & P 500 Index
---------------------  ---------------------------  ----------------  ---------------
(Fiscal Year Covered)
---------------------
1993                                        100.00            100.00           100.00
---------------------  ---------------------------  ----------------  ---------------
1994                                         44.68             57.85           101.32
---------------------  ---------------------------  ----------------  ---------------
1995                                        159.58             82.61           139.40
---------------------  ---------------------------  ----------------  ---------------
1996                                        144.68             75.33           171.40
---------------------  ---------------------------  ----------------  ---------------
1997                                        352.67            120.53           228.59
---------------------  ---------------------------  ----------------  ---------------
1998                                        352.67            147.07           293.91
---------------------  ---------------------------  ----------------  ---------------



CERTAIN  TRANSACTIONS

       The Company had business dealings with certain affiliates, including its Chairman of the Board and CEO, John B. Scheumann and its President and COO, Richard H. Crosser and entities with which they are affiliated. Since its initial public offering , the policy of the Company has been to require that such transactions be on terms not less favorable to the Company than reasonably available from unrelated third parties and that they be approved by a majority of the disinterested members of the Board of Directors of the Company.

        On September 30, 1998, the Company sold an 80.2% equity interest in its multifamily subsidiary, Crossmann Properties LLC, for approximately $11.4 million, based on an independent appraisal of the assets and subject to approval by disinterested members of the Board of Directors pursuant to Crossmann's conflict of interest policy. The Company's gain on sale of the equity interest was approximately $1.3 million.

        The Company leases approximately 20,000 square feet of office space for its headquarters, and an additional 4,000 square feet for its mortgage brokerage subsidiary, and 5,000 square feet of warehouse space at 9202 North Meridian Street in Indianapolis, Indiana from Crossmann Properties LLC, an entity now 80.2% owned by principal shareholders John B. Scheumann and Richard
H. Crosser and 19.2% owned by the Company. The monthly rent on the leases is $21,844.

       The Company charters an aircraft for corporate use from DJAC LLC, an entity 30% owned by principal shareholders John B. Scheumann and Richard H. Crosser and 50% owned by the Company. In 1998, the Company expended $180,528 for the use of the aircraft.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers, and persons who own more that ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the knowledge of the Company, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners have been made in a timely manner.


                              OTHER MATTERS

     Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.


          It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.




            SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

         Shareholder proposals intended to be considered at the 2000 Annual Meeting of Shareholders must be received by Crossmann Communities, Inc. no later than December 31, 1999. The proposal must be mailed to the Company's principal executive officer, 9210 North Meridian Street, Indianapolis, Indiana, 46260, Attention: Jennifer A. Holihen. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.



                                    By the Order of the Board of Directors


                                                  /s/ Jennifer A. Holihen
                                   Jennifer  A.  Holihen
                                   Secretary




April  19,  1999
Indianapolis,  Indiana






                               REVOCABLE PROXY

                         CROSSMANN COMMUNITIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        Annual Meeting of Shareholders

                                 May 20, 1997
The undersigned hereby appoints the Board of Directors of Crossmann Communities, Inc., or the majority of such directors, with powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Crossmann Communities, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Marriott North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana, at 9:00 a.m. on May 26, 1999, and at any and all adjournments thereof, as follows:


                         (Continued on Reverse Side)


                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                         CROSSMANN COMMUNITIES, INC.

May  26,  1999

[X]  Please  mark  your
      votes  as  in  this
      example.




The  Board  of  Directors  recommends  a  vote  "FOR"  each  of  the  listed  propositions



1.  The election as   FOR    WITHHOLD AUTHORITY                                      Nominees:   John B. Scheumann
directors of the      [  ]          [  ]                                             Larry S. Wechter
nominees listed
at right.

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)




2.  Approval and ratification of the appointment of                                  FOR    AGAINST   ABSTAIN
     Deloitte & Touche LLP as auditors for the year                                  [ ]      [ ]       [ ]
     ending December 31, 1999.
3.  To authorize additional 300,000 common shares                                    FOR    AGAINST   ABSTAIN
     to be available for issuance in  connection with the                            [ ]      [ ]       [ ]
     Employee Stock Option Plan of the Company; and
4.  In their discretion, the proxies are authorized to
     vote on any other business that may properly
     come before the Meeting or adjournment thereof.

This proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from Crossmann Communities, Inc., prior to the executor of this proxy, of notice of the Meeting, a proxy statement and an Annual Report to shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE
PROPOSITIONS STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT
SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN
THIS PROXY IN THEIR BEST JUDGEMENT.  AT THE PRESENT TIME, THE
BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
PRESENTED AT THE MEETING.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)________________________________DATE___________
Note: Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
